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Exhibit 10.41

EMPLOYMENT AGREEMENT

    This agreement (the "Agreement") between TIER TECHNOLOGIES, INC., a California corporation (the "Company"), and RICHARD E. KRISTENSEN (the "Employee") will be effective as of March 1, 2000. Those capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to such terms in the Agreement for Purchase of Sale and Assets ("Purchase Agreement") entered into between the Company and the SCA Group, Inc. dated March 1, 2000.

    In consideration of the mutual benefits derived from this Agreement and of the agreements, covenants and provisions hereof, the parties hereto hereby agree as follows:

1.  EMPLOYMENT

    1.1  Position.  During the Term (as defined in Article 3 hereof) and subject to the terms and conditions hereof, the Company shall (or shall cause one or more of its wholly owned subsidiaries to) employ the Employee as President, U.S. Commercial Services or in another general management position.

    1.2  Fulfillment of Duties.  The Employee shall devote Employee's full time efforts to the performance of Employee's services hereunder, except during vacation periods and periods of illness or incapacity, and shall perform Employee's services hereunder faithfully, diligently and to the best of Employee's skill and ability.

    1.3  Location.  The Employee shall perform Employee's services hereunder at the Company's offices in Oak Brook, Illinois or such other location as may be designated by Tier's CEO from time to time. The Employee shall, however, make such business trips to other locations as may be reasonable and necessary in the performance of Employee's services hereunder.

2.  COMPENSATION AND BENEFITS

    2.1  Salary.  In consideration of and as compensation for the services to be performed by the Employee hereunder, the Company and/or the SCA Group, Inc. as provided in the Purchase Agreement shall pay the Employee during the Term of this Agreement a base salary (the "Base Salary") of not less than three hundred thousand dollars ($300,000) per year, payable semi-monthly in arrears in accordance with the Company's regular payroll practices. Any increase in Base Salary shall in no way limit or reduce any other obligation of the Company hereunder.

    2.2  Participation in Benefit Plans.  During the Term of this Agreement, the Employee shall be entitled to participate in any pension plans, profit-sharing plans and group insurance, medical, hospitalization, disability and other benefit plans of the Company presently in effect or hereafter adopted, as such are generally applicable to key employees in the Continuing Business and to the extent Employee is eligible under the general provisions hereof.

    2.3  Reimbursement of Expenses.  The Company shall reimburse the Employee for all business expenses, including, without limitation, traveling, entertainment and similar expenses, incurred by the Employee on behalf of the Company during the Term of this Agreement if such expenses are ordinary and necessary business expenses incurred on behalf of the Company pursuant to the Company's standard expense reimbursement policy and approved by Tier's CEO. The Employee shall provide the Company with such itemized accounts, receipts or documentation for such expenses as are required under the Company's policy regarding the reimbursement of such expenses.

    2.4  Vacation and Sick Leave.  Upon commencement of employment with the Company, the Employee will become immediately vested in zero (0) vacation days of accrued vacation. In addition, the Employee will ratably accrue twenty (20) vacation days earned for the remainder of calendar 2000.

Effective January 1, 2000, the Employee shall accrue twenty (20) days of vacation per year. For purposes of future annual vacation entitlement, the Company will allow Employee a credit for years of service with SCA Group, Inc.

    2.5  Stock Options.  Upon commencement of employment and subject to approval of the Company's Board of Directors, a separate Stock Option Agreement and the Company's Equity Incentive Plan, the Employee shall be granted an option to purchase 100,000 shares of the Company's Common Stock (the "Option"). The exercise price per share of the Option will be equal to the fair market value of the Common Stock established on the date of the grant as approved by the Company's Board of Directors within ninety (90) days of the Closing Date. Assuming continuous employment, the shares subject to the Option will vest ratably on an annual basis over four (4) years.

3.  TERM AND TERMINATION

    3.1  Term.  The "Term" of employment under this Agreement means the period commencing on the effective date hereof, provided that the transaction contemplated by the Purchase Agreement has been consummated on the Closing Date and expiring on the date immediately preceding the third anniversary of the date hereof, subject to earlier termination pursuant to Section 3.2 hereof.

    3.2  Early Termination.

      (a) Events of Termination. The Company shall, upon the occurrence of any of the following events during the Term of this Agreement, in its discretion, be entitled to terminate the Employee's employment hereunder:

         (i) The Employee shall die.

        (ii) The Company may terminate the Employee's employment during the Term of this Agreement with or without Cause. For purposes of this Agreement, "Cause" means:

          (A) the Employee's failure to substantially perform Employee's duties with the Company in good faith (provided in the case of illness, injury or disability that the Company has provided reasonable accommodation under applicable disabilities laws), after a demand for substantial performance is delivered to Employee by the Company which identifies, in reasonable detail, the manner in which the Company believes that the Employee has not substantially performed Employee's duties in good faith and such Employee has not, in the sole discretion of the Company, improved the performance of Employee's duties during a period of twenty-one (21) days from such demand for substantial performance;

          (B) the Employee's commission of any act which detrimentally affects the Company, including, without limitation, an act of dishonesty, fraud, willful disobedience, gross misconduct or breach of duty;

          (C) the Employee's commission of any act in contravention of Employee's undertakings contained in Article 4 hereof; or

          (D) the Employee's conviction of a felony or a misdemeanor involving moral turpitude.

      (b)  Notice of Termination.  Any purported termination by the Company or by the Employee shall be communicated by written notice of termination to the other party hereto in accordance with Section 5.1 hereof. "Notice of termination" means a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

      (c)  Effect of Termination.

         (i) Upon the termination of the Employee's employment as a result of Employee's disability, the Employee shall be entitled to receive for an additional thirty (30) days after the date of such termination Employee's Base Salary and any and all benefits to which Employee is entitled on the date of such termination under the Company's pension, life, disability, accident and health and other benefit plans in accordance with the provisions of such plans.

        (ii) Upon termination of the Employee's employment as a result of Employee's death, the Employee's heirs, devisees, executors or other legal representatives shall receive for an additional thirty (30) days from the date of death Employee's Base Salary.

       (iii) If the Employee's employment hereunder shall be terminated by the Company without Cause, then upon the Employee's furnishing to the Company an executed waiver and release of claims (a form of which is attached hereto as Exhibit A), the Employee shall be entitled to the following: the Employee's Base Salary and accrued and unused vacation earned through the date of termination, subject to standard deductions and withholdings; continuation of the Employee's annual Base Salary in effect at the time of termination for a period of the lesser of the remainder of the Term of this Agreement or twenty-four (24) months, subject to standard deductions and withholdings;

        (iv) If the Employee's employment hereunder shall be terminated by the Company for Cause or by the Employee by resignation, the Company shall have no further obligation to the Employee under this Agreement.

        (v) Notwithstanding any provisions in this Agreement to the contrary, including any provisions in this Section 3.2(c), the Company's obligations, and the Executive's rights, pursuant to Section 3.2(c)(iii) shall cease and be rendered a nullity immediately should the Employee violate the provisions of Section 4 herein, Section 10.1 of the Purchase Agreement or the Employee's Proprietary Information and Inventions Agreement.

4.  CONFIDENTIALITY

    4.1  Confidential Information.

      (a) The Employee acknowledges that the Confidential Information of the Company (as hereinafter defined) is valuable, special and unique to its business; that such business depends on such Confidential Information; and that the Company wishes to protect such Confidential Information by keeping it confidential for the use and benefit of the Company. Based on the foregoing, the Employee undertakes:

         (i) to keep any and all Confidential Information in trust for the use and benefit of the Company;

        (ii) except as required by the Employee's duties hereunder or as may be authorized in writing by the Company, not at any time during and for three (3) years after termination of Employee's employment with the Company, to disclose or use, directly or indirectly, any Confidential Information of the Company;

       (iii) to take all reasonable steps necessary, or reasonably requested by the Company, to ensure that all Confidential Information of the Company is kept confidential for the use and benefit of the Company; and

        (iv) upon termination of Employee's employment by the Company or at any other time the Company may in writing so request, to promptly deliver to the Company all materials constituting Confidential Information (including all copies thereof) that are in Employee's possession or under Employee's control. Further, the Employee undertakes that, if requested by the Company, Employee shall return any Confidential Information pursuant to this subsection and shall not make or retain any copy of or extract from such materials.

      (b) For purposes of this Section, "Confidential Information" means any and all information developed by or for the Company of which the Employee gained knowledge by reason of Employee's employment by the Company under this Agreement that is not generally known in the industry in which the Company is or may become engaged. Confidential Information includes, but is not limited to, any and all information developed by or for the Company or customers of the Company concerning plans, marketing and sales methods, materials, processes, business forms, procedures, devices used by the Company or contractors or customers with which the Company has dealt during the Term hereof, plans for development of new products, services and expansion into new areas or markets, internal operations and any trade secrets and proprietary information of any type owned by the Company together with all written, graphic and other materials relating to all or any part of the same.

      (c) Employee agrees that as a condition of employment Employee will execute and abide by the Company's Proprietary Information & Inventions Agreement, attached hereto as Exhibit B.

4.2 Remedies.

      (a) Injunctive Relief. The Employee acknowledges and agrees that the covenants and obligations contained in Sections 4.1 and 4.2 hereof relate to special, unique and extraordinary matters and that a violation of any of the terms of said sections will cause the Company irreparable injury for which adequate remedy at law is not available. Therefore, the Employee agrees that the Company shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining the Employee from committing any violation of such covenants and obligations.

      (b) Remedies Cumulative. The Company's rights and remedies in respect of this Section are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

5.  MISCELLANEOUS

    5.1  Notices.  Any written notice, required or permitted under this Agreement, shall be deemed sufficiently given if either hand delivered or by fax or overnight courier. Written notices must be delivered to the receiving party at Employee's or its address on the signature page of this agreement. The parties may change the address at which written notices are to be received in accordance with this Section.

    5.2  Prevailing party.  If any litigation is commenced between the parties hereto concerning this Agreement or their respective rights, duties and obligations thereunder, the party prevailing in that litigation shall be entitled to reasonable attorney's fees, to be fixed by the court as part of the costs of the litigation or established in a separate action brought to recover those fees, in addition to any other relief that may be granted.

    5.3  Assignment.  Neither the Employee nor (except for an assuming successor) the Company may assign, transfer or delegate Employee's or its rights or obligations hereunder, and any attempt to do so shall be void. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

    5.4  Entire Agreement.  This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof, and all other prior agreements, written or oral, are hereby merged herein and are of no further force or effect. This Agreement may be modified or amended only by a written agreement that is signed by the Company and the Employee. No waiver of any section or provision of this Agreement shall be valid unless such waiver is in writing and signed by the party against whom enforcement of the waiver is sought. The waiver by the Company of any section or provision of this Agreement shall not apply to any subsequent breach of this Agreement. Captions to the various Sections of this Agreement are for the convenience of the parties only and shall not affect the meaning or interpretation of this agreement. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but together they shall constitute one and the same instrument.

    5.5  Severability.  The provisions of this Agreement shall be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

    5.6  Continuing Obligations.  Article 4 of this Agreement shall continue and survive the termination of this Agreement.

    5.7  Applicable Law.  This Agreement and the rights and obligations of the Company and the Employee hereunder shall be governed by and construed and enforced under the laws of the State of Florida applicable to agreements made and to be performed entirely within said state.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TIER TECHNOLOGIES, INC.
By:	/s/ James Bildner
	Its:	CEO
1350 Treat Boulevard, Suite 250 Walnut Creek, CA 94596
/s/ Richard E. Kristensen RICHARD E. KRISTENSEN
[Employee's Address]

EXHIBIT A

RELEASE AND WAIVER OF CLAIMS

    In consideration of the payments and other benefits set forth in Section    of the Employment Agreement dated            , to which this form is attached, I, RICHARD E. KRISTENSEN, hereby furnish TIER TECHNOLOGIES, INC. (the "Company"), with the following release and waiver ("Release and Waiver").

    I hereby release, and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns, affiliates, parent, subsidiaries, and benefit plans, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including my employment termination date with respect to any claims relating to my employment and the termination of my employment, including but not limited to, claims pursuant to any federal, state or local law relating to employment, including, but not limited to, discrimination claims, claims under any local statute governing discrimination, and the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay or any form of compensation.

    I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

    I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an executive of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the Release and Waiver granted herein does not relate to claims which may arise after this Release and Waiver is executed; (b) I have the right to consult with an attorney prior to executing this Release and Waiver (although I may choose voluntarily not to do so); and if I am over 40 years of age upon execution of this Release and Waiver: (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the seven (7) day revocation period has expired.

Date:	By:	RICHARD E. KRISTENSEN

EXHIBIT B

PROPRIETARY INFORMATION & INVENTIONS AGREEMENT

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  Exhibit 10.41
EMPLOYMENT AGREEMENT